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                                                                     EXHIBIT 4.2

                             SUPPLEMENTAL INDENTURE


                             dated as of May 6, 2002

                                      among

                                Tekni-Plex, Inc.


                        TPI Acquisition Subsidiary, Inc.

                                       and

                                  HSBC Bank USA
                                   as Trustee


                                     12 3/4%
                          Senior Subordinated Notes due
                                  June 15, 2010
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         THIS SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), entered into as of May 6, 2002, among Tekni-Plex, Inc., a Delaware corporation (the "COMPANY"), TPI Acquisition Subsidiary, Inc. ("TPI"), and HSBC Bank USA, as trustee (the "TRUSTEE").

                                    RECITALS

         WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of June 21, 2000 (the "INDENTURE"), relating to the Company's 12 3/4% Senior Subordinated Notes due June 15, 2010 (the "NOTES");

         WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries to provide Guaranties.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

         SECTION 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

         SECTION 2. TPI, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 and Article 12 thereof.

         SECTION 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

         SECTION 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.


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         SECTION 6. The Trustee makes no representation and shall have no responsibility as to the validity of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or TPI.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


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                                            TEKNI-PLEX, INC., as Issuer


                                            By: /s/ JAMES E. CONDON
                                               ---------------------------------
                                               Name: James E. Condon
                                               Title:   Chief Financial Officer


                                            TPI ACQUISITION SUBSIDIARY, INC.


                                            By: /s/ F. PATRICK SMITH
                                               ---------------------------------
                                               Name: F. Patrick Smith
                                               Title:   Chief Executive Officer


                                            HSBC BANK USA, as Trustee


                                            By: /s/ FRANK J. GODINO
                                               ---------------------------------
                                               Name: Frank J. Godino
                                               Title:  Vice President


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